EXHIBIT 99.1
Item 6. Selected Financial Data.
     The following table sets forth our selected historical financial and operating data for, or as of the end of, each of the five years ended June 30, 2009 (including the predecessor and successor periods). The selected historical financial data as of and for the combined predecessor and successor year ended June 30, 2005 and the year ended June 30, 2006 were derived from our audited consolidated financial statements that have been audited by Ernst & Young LLP, an independent registered public accounting firm, adjusted for the retrospective presentation impact of changes in accounting guidance related to non-controlling interests. The selected historical financial data as of and for the years ended June 30, 2007, 2008 and 2009 were derived from our audited consolidated financial statements that have been audited by Ernst & Young LLP, an independent registered public accounting firm. The operations of dispositions completed during fiscal 2007 are included in discontinued operations, net of taxes, for all periods presented. See “Executive Overview” included in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.” This table should be read in conjunction with the consolidated financial statements and notes thereto.

		Successor
	Predecessor	September
	July 1, 2004	23, 2004	Combined
	through	through	Basis Year	Year Ended	Year Ended	Year Ended	Year Ended
	September	June 30,	Ended June	June 30,	June 30,	June 30,	June 30,
	22, 2004	2005	30, 2005	2006	2007	2008	2009
Statement of Operations Data:
Total revenues	$397.9	$1,639.4	$2,037.3	$2,418.6	$2,580.7	$2,790.7	$3,199.7
Costs and expenses:
Salaries and benefits (includes stock compensation of $96.7, $0.7, $97.4, $1.7, $1.2, $2.5 and $4.4 respectively)	248.2	661.0	909.2	991.4	1,067.9	1,152.7	1,240.1
Health plan claims expense	55.0	182.2	237.2	270.3	297.0	328.2	525.6
Supplies	63.7	273.1	336.8	394.1	421.8	434.5	456.3
Provision for doubtful accounts	27.8	105.2	133.0	156.8	175.2	205.6	210.8
Other operating expenses	57.3	231.5	288.8	353.0	375.0	405.8	468.9
Depreciation and amortization	16.0	59.7	75.7	100.3	118.6	131.0	130.6
Interest, net	9.0	73.3	82.3	103.8	123.8	122.1	111.6
Debt extinguishment costs	62.2	—	62.2	0.1	—	—	—
Merger expenses	23.1	0.2	23.3	—	—	—	—
Impairment loss	—	—	—	—	123.8	—	6.2
Other expenses	0.4	3.2	3.6	6.5	0.2	6.5	2.7

Subtotal	562.7	1,589.4	2,152.1	2,376.3	2,703.3	2,786.4	3,152.8

Income (loss) from continuing operations before income taxes	(164.8)	50.0	(114.8)	42.3	(122.6)	4.3	46.9
Income tax expense (benefit)	(52.2)	17.5	(34.7)	17.8	(11.6)	1.7	16.0

Income (loss) from continuing operations	(112.6)	32.5	(80.1)	24.5	(111.0)	2.6	30.9
Income (loss) from discontinued operations, net of taxes	1.4	0.3	1.7	(9.0)	(19.1)	(0.3)	0.9

Net income (loss)	(111.2)	32.8	(78.4)	15.5	(130.1)	2.3	31.8
Less: Net income attributable to non-controlling interests	0.5	(0.2)	0.3	(2.6)	(2.6)	(3.0)	(3.2)

Net income (loss) attributable to Vanguard Health Systems, Inc. stockholders	(110.7)	32.6	(78.1)	12.9	(132.7)	(0.7)	28.6
Preferred dividends	(1.0)	—	(1.0)	—	—	—	—

Net income (loss) attributable to Vanguard Health Systems, Inc. common stockholders	$(111.7)	$32.6	$(79.1)	$12.9	$(132.7)	$(0.7)	$28.6

Balance Sheet Data:
Cash and cash equivalents		$79.2	$79.2	$123.6	$120.1	$141.6	$308.2
Assets		2,471.7	2,471.7	2,650.5	2,538.1	2,582.3	2,731.1
Long-term debt, including current portion		1,357.1	1,357.1	1,519.2	1,528.7	1,537.5	1,551.6
Working capital		77.7	77.7	193.0	156.4	217.8	251.6

Other Financial Data:
Capital expenditures	$27.1	$197.1	$224.2	$275.5	$164.3	$121.6	$132.1
Cash provided by operating activities	78.8	123.0	203.2	152.4	125.6	176.3	313.1
Cash used in investing activities	(50.0)	(274.3)	(324.3)	(245.4)	(118.5)	(143.8)	(133.6)
Cash provided by (used in) financing activities	(20.0)	171.6	150.2	137.4	(10.6)	(11.0)	(12.9)

Operating Data-continuing operations: (unaudited)
Number of hospitals at end of period			15	15	15	15	15
Number of licensed beds at end of period (a)			3,907	3,937	4,143	4,181	4,135
Discharges (b)			147,798	162,446	166,873	169,668	167,880
Adjusted discharges — hospitals (c)			231,322	261,056	264,698	270,076	274,767

	Combined
	Basis Year	Year Ended	Year Ended	Year Ended	Year Ended
	Ended June	June 30,	June 30,	June 30,	June 30,
	30, 2005	2006	2007	2008	2009
Adjusted discharges (d)	278,255	303,696	278,820	284,680	289,997
Net revenue per adjusted discharge – hospitals (e)	$6,859	$7,319	$7,766	$8,110	$8,623
Net revenue per adjusted discharge (f)	$6,817	$7,353	$7,690	$8,059	$8,517
Patient days (g)	623,333	701,307	721,832	734,838	709,952
Average length of stay (days) (h)	4.2	4.3	4.3	4.3	4.2
Inpatient surgeries (i)	33,424	36,606	37,227	37,538	37,970
Outpatient surgeries (j)	67,944	76,437	76,606	73,339	76,378
Emergency room visits (k)	504,172	554,250	572,946	588,246	605,729
Occupancy rate (l)	48.5%	49.2%	48.2%	48.0%	47.0%
Average daily census (m)	1,708	1,921	1,978	2,008	1,945
Member lives (n)	146,700	146,200	145,600	149,600	218,700
Health plan claims expense percentage (o)	71.1%	72.1%	74.0%	72.9%	77.5%

(a)	Licensed beds are those beds for which a facility has been granted approval to operate from the applicable state licensing agency.

(b)	Discharges represent the total number of patients discharged (in the facility for a period in excess of 23 hours) from our hospitals and is used by management and certain investors as a general measure of inpatient volumes.

(c)	Adjusted discharges-hospitals is used by management and certain investors as a general measure of combined hospital inpatient and outpatient volumes. Adjusted discharges-hospitals is computed by multiplying discharges by the sum of gross hospital inpatient and gross hospital outpatient revenues and then dividing the result by gross hospital inpatient revenues. This computation enables management to assess hospital volumes by a combined measure of hospital inpatient and outpatient utilization.

(d)	Adjusted discharges is used by management and certain investors as a general measure of consolidated inpatient and outpatient volumes. Adjusted discharges is computed by multiplying discharges by the sum of gross inpatient revenues and gross outpatient revenues and then dividing the result by gross inpatient revenues.

(e)	Net revenue per adjusted discharge-hospitals is calculated by dividing hospital net patient revenues by adjusted discharges-hospitals and measures the average net payment expected to be received for a patient’s stay in the hospital.

(f)	Net revenue per adjusted discharge is calculated by dividing net patient revenues by adjusted discharges and measures the average net payment expected to be received for an episode of service provided to a patient.

(g)	Patient days represent the number of days (calculated as overnight stays) our beds were occupied by patients during the periods.

(h)	Average length of stay represents the average number of days an admitted patient stays in our hospitals.

(i)	Inpatient surgeries represent the number of surgeries performed in our hospitals where overnight stays are necessary.

(j)	Outpatient surgeries represent the number of surgeries performed at hospitals or ambulatory surgery centers on an outpatient basis (patient overnight stay not necessary).

(k)	Emergency room visits represent the number of patient visits to a hospital or freestanding emergency room where treatment is received, regardless of whether an overnight stay is subsequently required.

(l)	Occupancy rate represents the percentage of hospital licensed beds occupied by patients. Occupancy rate provides a measure of the utilization of inpatient rooms.

(m)	Average daily census represents the average number of patients in our hospitals each day during our ownership.

(n)	Member lives represent the total number of enrollees in PHP, AAHP and MHP as of the end of the respective period.

(o)	Health plan claims expense percentage is calculated by dividing health plan claims expense by premium revenues.

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